                                                                      EXHIBIT 2

                      DATED: this 31st day of March, 1999.


                   JAMES D. BLAIR, LORNA BLAIR, HILARY BLAIR,
                   JAMES D. BLAIR IN TRUST FOR DOUGLAS BLAIR,
                   JAMES D. BLAIR ON BEHALF OF A CORPORATION
                   TO BE INCORPORATED UNDER THE LAWS OF THE
                   PROVINCE OF ONTARIO ("JIMCO"), JALOR SOUTH
                   INVESTMENTS LIMITED, A. GORDON LINKLETTER,
                   BRUCE LINKLETTER, ANNE LINKLETTER, LINKFAM
                   INVESTMENTS INC., A. GORDON LINKLETTER ON
                   BEHALF OF A CORPORATION TO BE INCORPORATED
                   UNDER THE LAWS OF THE PROVINCE OF ONTARIO
                   ("GORDCO"), JOHN TAMMING, MANON (TAMMING)
                   DIFRANCESCO, DI-TAM INVESTMENTS INC.,
                   MEL-AN INVESTMENTS INC., JOHN TAMMING ON
                   BEHALF OF A CORPORATION TO BE INCORPORATED
                   UNDER THE LAWS OF THE PROVINCE OF ONTARIO
                   ("JOHNCO"), ROBERT RICE, LINDA RICE,
                   RICEFAM INVESTMENTS INC., ADTANI
                   INVESTMENTS INC. AND ROBERT RICE ON BEHALF
                   OF A CORPORATION TO BE INCORPORATED UNDER
                   THE LAWS OF THE PROVINCE OF ONTARIO
                   ("ROBCO"),


                                    - and -


                              1346242 ONTARIO INC.

                                    - and -

                                  LANCE, INC.



                    -----------------------------------------


                         AGREEMENT OF PURCHASE AND SALE


                    -----------------------------------------

                          GOWLING, STRATHY & HENDERSON
                           Barristers and Solicitors
                                   Suite 1050
                             50 Queen Street North
                           Kitchener, Ontario N2H 6M2

                         AGREEMENT OF PURCHASE AND SALE
                                    BETWEEN
                        THE OWNERS OF TAMMING FOODS LTD.
                                      AND
                              1346242 ONTARIO INC.
                                      AND
                                  LANCE, INC.


                               TABLE OF CONTENTS

ARTICLE 1.  - DEFINITIONS.......................................................  2

ARTICLE 2.  - SCHEDULES.........................................................  6

ARTICLE 3.  - PAYMENT OF CONSIDERATION..........................................  6

ARTICLE 4.  - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
        VENDORS PERTAINING TO THE CORPORATION...................................  9

ARTICLE 5.  - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
        VENDORS RELATING TO THE HOLDING CORPORATIONS AND TO THE
        VENDORS................................................................. 23

ARTICLE 6.  - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
        VENDORS PERTAINING TO THE PRE-CLOSING REORGANIZATION.................... 28

ARTICLE 7.  - SPECIAL PROVISIONS PERTAINING TO THE COVENANTS,
        REPRESENTATIONS AND WARRANTIES OF THE VENDORS........................... 29

ARTICLE 8.  - COVENANTS OF THE VENDORS.......................................... 29

ARTICLE 9.  - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND
        LANCE................................................................... 32

ARTICLE 10. - COVENANTS OF LANCE................................................ 33

ARTICLE 11. - SURVIVAL OF COVENANTS, REPRESENTATIONS AND
        WARRANTIES.............................................................. 35

ARTICLE 12. - INDEMNIFICATION AND DAMAGES....................................... 36

ARTICLE 13. - NON-COMPETITION AND EMPLOYMENT AGREEMENTS......................... 38

ARTICLE 14. - CONDITIONS OF CLOSING............................................. 38

ARTICLE 15. - CLOSING ARRANGEMENTS.............................................. 42

ARTICLE 16. - SPECIAL COVENANTS................................................. 45

ARTICLE 17. - ARBITRATION....................................................... 46

ARTICLE 18. - GENERAL MATTERS................................................... 47

                  THIS AGREEMENT made this 31st day of March, 1999.


B E T W E E N:


                  JAMES D. BLAIR, LORNA BLAIR, HILARY BLAIR, JAMES D. BLAIR IN TRUST FOR DOUGLAS BLAIR, JAMES D. BLAIR ON BEHALF OF A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO ("JIMCO"), JALOR SOUTH INVESTMENTS LIMITED, A. GORDON LINKLETTER, BRUCE LINKLETTER, ANNE LINKLETTER, LINKFAM INVESTMENTS INC., A. GORDON LINKLETTER ON BEHALF OF A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO ("GORDCO"), JOHN TAMMING, MANON (TAMMING) DIFRANCESCO, DI-TAM INVESTMENTS INC., MEL-AN INVESTMENTS INC., JOHN TAMMING ON BEHALF OF A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO ("JOHNCO"), ROBERT RICE, LINDA RICE, RICEFAM INVESTMENTS INC., ADTANI INVESTMENTS INC. AND ROBERT RICE ON BEHALF OF A CORPORATION TO BE INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO ("ROBCO"),

                  (hereinafter individually called a "Vendor" or, collectively, the "Vendors")

                                                              OF THE FIRST PART

-and-

                  1346242 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario,

                  (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART

-and-

                  LANCE, INC., a corporation incorporated under the laws of the State of North Carolina

                  (hereinafter called "Lance")

                                                              OF THE THIRD PART

                  WHEREAS the Vendors own, directly or indirectly, all of the issued and outstanding shares of JALOR NORTH INVESTMENTS INC., BLAIRCO CONTROLS INC., LINKCO CONTROLS INC., TAM-DI CONTROLS INC., TAM-RI CONTROLS INC., TFL INVESTMENTS LIMITED AND TAMMING FOODS LTD. (hereinafter sometimes individually called a "Purchased Corporation" or, collectively, the "Purchased Corporations");

                  AND WHEREAS the Vendors have agreed to sell and the Purchaser to purchase the said shares on the terms hereinafter set forth;

                  AND WHEREAS Lance is a sophisticated investor which does not require the protection of the Securities Act (Ontario) and which has conducted a due diligence review of the operations, facilities and supporting documentation of the Purchased Corporations in connection with the transaction contemplated by this Agreement.

                  AND WHEREAS the Vendors have agreed to amalgamate the Purchased Corporations (other than Jalor North Investments Inc.) prior to closing at the request of Lance;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE 1. - DEFINITIONS

1.1. Where used herein or in any schedules hereto or in any amendments thereto, the following terms shall have the following meanings respectively:

(a)               "Agreement" means this agreement;

(b) "Amalco" means the corporation resulting from the amalgamation of the Purchased Corporations in the manner contemplated by Schedule "E" hereto;

(c) "Blair Group" means James D. Blair, Lorna Blair, Hilary Blair, James D. Blair in trust for Douglas Blair, Jimco and Jalor South Investments Limited;

(d) "Business" means the wafer biscuit manufacturing business presently and heretofore carried on by the Corporation in the Province of Ontario;

(e) "Certificates of Approval" shall have the meaning attributed thereto by clause 4.15 (iv);

(f) "Closing Date" means the 14th day of April, 1999, or such earlier or later date as may be mutually agreed upon by the parties hereto;

(g)               "Contribution Margin" shall mean Sales less Variable Costs;

(h) "Contribution Margin Percentage" shall mean the percentage obtained from dividing the Contribution Margin by Sales;

(i)               "Corporation" means Tamming Foods Ltd.;

(j) "Deferred Consideration" means the $21,000,000 amount referred to in clause 3.2 (i) hereof;

(k) "Deferred Notes" mean the promissory notes issued to the Vendors by the Purchaser as evidence of the Deferred Consideration;

(l) "Due Date" shall have the meaning attributed thereto in clause 3.2(i);

(m) "Effective Date" means 12:01 a.m. on Saturday the 3rd day of April, 1999 or such earlier or later time or date as may be mutually agreed upon by the parties hereto;

(n) "Effective Date Gross Fixed Asset Amount" shall mean the book value of the fixed assets of the Corporation (including, without limitation, land, buildings, machinery and equipment of all kinds) on the Effective Date before deducting accumulated amortization;

(o) "Effective Date Working Capital" means the amount by which the book value of the Corporation's current assets (which term shall include, without limitation, accounts receivable, inventory and prepaid expenses but shall exclude (i) all accounts receivable not collected by July 31, 1999 and
(ii) any packaging material aged over one year) exceeds the amount of its current liabilities (which term shall include, without limitation, accounts payable and accrued liabilities but shall exclude (i) accrued income and corporate tax liabilities, (ii) bank indebtedness and (iii) the Corporation's accrued liability for the bonus (together with related deductions) described in paragraph 16.2 of this Agreement) on the Effective Date;

(p) "Environmental Laws" shall have the meaning attributed thereto in clause 4.24 (vi);

(q) "Escrowed Amount" shall have the meaning attributed thereto in paragraph 15.7;

(r) "Estimated Purchase Price" and "Revised Purchase Price" shall have the meanings attributed thereto by paragraphs 15.4 and 15.8 respectively;

(s) "Governmental Authorization" means any approval, consent, licence, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of, or pursuant to any legal requirement of, any governmental body;

(t) "Guarantee Agreement" shall have the meaning attributed thereto in subparagraph 16.3(c);

(u) "Hazardous Substances" include, but are not limited to, any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances of any kind;

(v) "Holding Corporations" means Jalor North Investments Inc., Blairco Controls Inc., Linkco Controls Inc., Tam-Di Controls Inc., Tam-Ri Controls Inc. and TFLI;

(w) "Linkletter Group" means A. Gordon Linkletter, Bruce Linkletter, Anne Linkletter, Linkfam Investments Inc. and Gordco;

(x) "1998 Financial Statements" means the unaudited balance sheet of the Corporation as at July 31, 1998 and the accompanying statements of income and of changes in financial position for the year then ended as reviewed by Graham Mathew and Partners, LLP, Chartered Accountants, which balance sheet and accompanying statements are annexed hereto as Schedule "B";

(y) "1999 Capital Expenditures Budget" means the Corporation's capital expenditure budget, a copy of which is annexed hereto as Schedule "D";

(z)               "Non-Competition Fees" mean the fees described in paragraphs
13.1 and 13.2;

(aa)              "October 30, 1998 Gross Fixed Asset Amount" shall mean
$15,930,789;

(bb) "October, 1998 Interim Financial Statements" mean the unaudited internally prepared balance sheet of the Corporation as at October 30, 1998 and the accompanying statement of income for the three months then ended, which balance sheet and accompanying statement are annexed hereto as Schedule "C";

(cc)              "October 30, 1998 Working Capital" shall mean $1,198,606;

(dd) "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, or other government body or by any arbitrator.

(ee) "Place of Closing" shall mean the offices of the Vendors' Counsel in Kitchener, Ontario or such other place as may be mutually agreed upon by the parties hereto;

(ff) "Pre-Closing Reorganization" means the transactions and procedures described in Schedule "E" hereto;

(gg) "Purchase Price" shall have the meaning attributed thereto in paragraph 3.1;

(hh) "Purchased Corporations" means the Corporation and the Holding Corporations or, where the context requires, Amalco;

(ii) "Purchased Shares" means all the shares in the capital of the Purchased Corporations which are issued and outstanding at the Time of Closing;

(jj) "Purchaser's Counsel" means Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina, or such other firm or firms which Lance may designate in writing;

(kk)              "Real Property" means the property described in paragraph
4.23 hereof;

(ll) "Receivables" shall have the meaning attributed thereto by paragraph 4.43;

(mm) "Reorganization Shares" mean the shares described in paragraph 6.2;

(nn) "Rice Group" means Robert Rice, Linda Rice, Ricefam Investments Inc., Adtani Investments Inc. and Robco;

(oo) "Sales" shall mean gross sales of the Corporation calculated on a basis consistent with prior practices;

(pp) "Tamming Group" means John Tamming, Manon (Tamming) DiFrancesco, Di-Tam Investments Inc., Mel-An Investments Inc. and Johnco;

(qq)              "TFLI" means TFL Investments Limited;

(rr) "Time of Closing" means 10:00 am (Kitchener time) on the Closing Date;

(ss) "Trade Secrets" shall mean all know-how, formulae and processes relating to the Business, trade secrets and confidential information pertaining to the operation of the Business including the manufacture of the products of the Business;

(tt) "Unanimous Shareholder Agreement" means the agreement made among all of the shareholders of TFLI and others on August 25, 1998;

(uu) "Variable Costs" shall mean the following costs incurred by the Corporation: rebates, cash discounts, purchased finished goods, outside labour, raw material used, packaging material used, direct labour, finished goods inventory change, raw material used (Guelph), packaging material used (Guelph) and finished goods inventory change (Guelph) calculated on a basis consistent with prior practices;

(vv) "Vendors' Counsel" shall mean Gowling, Strathy & Henderson, Kitchener, Ontario, or such other firm or firms which the Vendors may designate in writing; and

(ww) "Year 2000 Compliant" means that the software and systems of the Corporation are able to (A) effectively process date information and (B) function accurately and without interruption before, during and after January 1, 2000 with the same degree of timeliness, efficiency and accuracy as, on or before December 31, 1999 without any additional processing;

1.2.     All dollar amounts referred to in this Agreement are in Canadian funds.

ARTICLE 2. - SCHEDULES

2.1. The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

                  Schedule A        -       Calculation of Purchase Price
                  Schedule B        -       1998 Financial Statements
                  Schedule C        -       October, 1998 Financial Statements
                  Schedule D        -       1999 Capital Expenditures Budget
                  Schedule E        -       Description of Sale Procedure
                  Schedule F        -       Adverse Changes
                  Schedule G        -       Payments to Directors, Officers, Shareholders and
                                            Employees
                  Schedule H        -       Employment and Pension Agreements
                  Schedule I        -       Real property - Legal Descriptions
                  Schedule J        -       Mortgages
                  Schedule K        -       Liens and Encumbrances
                  Schedule L        -       Insurance Policies
                  Schedule M        -       Contracts and Agreements
                  Schedule N        -       Bank Accounts, Signing Officers and Powers of Attorney
                  Schedule O        -       Ownership of Purchased Shares
                  Schedule P        -       Vendors' Addresses
                  Schedule Q        -       Form of Non-Competition Agreement (Tamming Foods)
                  Schedule R        -       Aged Receivables
                  Schedule S        -       Outstanding Loans
                  Schedule T        -       Form of Employment Agreements
                  Schedule U        -       Form of Non-Competition Agreement (Lance and Vista)
                  Schedule V        -       Intentionally Deleted
                  Schedule W        -       Form of Guarantee Agreements
                  Schedule X        -       Major Customers
                  Schedule Y        -       Employees
                  Schedule Z        -       Fixed Assets

ARTICLE 3. - PAYMENT OF CONSIDERATION

3.1.     (1)      The Vendors agree to sell, assign and transfer to the
Purchaser and the Purchaser agrees to purchase the Purchased Shares from the Vendors for an aggregate purchase price (the "Purchase Price") equal to the amount by which the aggregate of:

                  i)       the base amount of $66,000,000;

                  ii) the amount, if any, by which the Effective Date Gross Fixed Asset Amount exceeds the October 30, 1998 Gross Fixed Asset Amount; and

                  iii) the amount, if any, by which the Effective Date Working Capital exceeds the October 30, 1998 Working Capital;

exceeds the aggregate of:

                  iv) the amount, if any, by which the October 30, 1998 Working Capital exceeds the Effective Date Working Capital;

                  v) the amount of the Corporation's bank indebtedness on the Effective Date;

                  vi) 65% of the aggregate amount of the bonuses paid by the Corporation pursuant to paragraph 16.2 hereof (which bonuses shall not reduce the Effective Date Working Capital);

                  vii) the amount, if any, of the indebtedness of the Corporation on the Effective Date to the Vendors and to persons related (as defined in the Income Tax Act (Canada)) to the Vendors (other than indebtedness which is included in the calculation of Working Capital or is owed to another Purchased Corporation); and

                  viii) all indebtedness of the Holding Corporations outstanding on the Effective Date unless such indebtedness is owed to another Purchased Corporation;

all determined as of the Effective Date. The Purchase Price shall be calculated in the manner set forth in Schedule "A" hereto.

         (2) The Purchase Price shall be further reduced by the amount of all costs incurred by the Corporation after the Effective Date and prior to August 1, 1999 in order to obtain the Certificates of Approval except for any portion of such costs which are included as accrued liabilities in the calculation of Effective Date Working Capital.

3.2.              The Purchase Price shall be paid:

                  (i) as to $21,000,000.00 (the "Deferred Consideration"), by certified cheque or bank wire on the fifth (5th) anniversary of the Effective Date (the "Due Date"); and

                  (ii) as to the balance, by certified cheque or bank wire at such time on the Closing Date as all transactions contemplated under or by this Agreement to occur on such date are completed.

Such amounts shall be paid to the Vendors' Counsel in trust or in such other manner as the Vendors may in writing direct not less than two business days prior to the Closing Date or the fifth (5th) anniversary of the Effective Date, as the case may be.

3.3. The Deferred Consideration shall be subject to the following adjustments:

                  (i) The Deferred Consideration shall be reduced by the greater of the following amounts:

                           (A) In the event that the Contribution Margin for the fiscal year ending July 31, 1999 is less than $12,100,000, the Deferred Consideration shall be reduced by 5.7 times the amount by which the Contribution Margin for such fiscal year is less than $12,100,000; and

                           (B) In the event that the Contribution Margin Percentage for the fiscal year ending July 31, 1999 is less than 36%, the percentage amount of such shortfall will be multiplied by the Sales for such fiscal year and then by 5.7 and the Deferred Consideration shall be reduced by the resulting amount; and

                  (ii) In the event that the Contribution Margin for either of the two fiscal years ending on or about July 31, 2000 and 2001 is less than $8,000,000, the Deferred Consideration shall be reduced by 2.7 times the amount by which the Contribution Margin for such fiscal year is less than $8,000,000 provided, however, that this clause 3.3 (ii) shall cease to have any further force or effect at such time as all of Messrs. James D. Blair, A. Gordon Linkletter and John Tamming cease to be employees of the Corporation and shall not result in a reduction in the Deferred Consideration for fiscal years ending after such cessation of employment, provided further, that the foregoing proviso shall be applicable only if the Corporation terminates the employment of the last to be employed of Mr. Blair, Mr. Linkletter or Mr. Tamming without cause and without the consent of such employee.

3.4. Reductions to the Deferred Consideration required by paragraph 3.3 shall not exceed $21,000,000 in the aggregate. Such adjustments shall reduce the Deferred Consideration held by each Vendor proportionately and shall be effected promptly following July 31, 1999, 2000 and 2001 by decreasing the principal amount of one or more of the Deferred Notes. Each Vendor shall designate the note or notes held by such Vendor whose principal amount shall be decreased pursuant to this paragraph.

3.5. If all or any portion of the Deferred Consideration is not paid on the Due Date, the unpaid amount shall bear interest from the Due Date until the date on which it is paid at the prime commercial lending rate of Canadian Imperial Bank of Commerce on the Due Date plus two (2) percentage points, such interest to be calculated monthly in arrears.

3.6. The Non-Competition Fees aggregating $5,000,000 payable pursuant to paragraphs 13.1 and 13.2 hereof shall be paid by certified cheque or bank wire at the Time of Closing to the Vendors' Counsel in trust or in such other reasonable manner as Messrs Blair, Linkletter and Tamming may in writing direct not less than three business days prior to the Closing Date.

3.7. The purchase and sale of the Purchased Shares contemplated by this Agreement shall be effected in accordance with the procedure set forth in Schedule "E" hereto. The Purchase Price and the Deferred Consideration shall be allocated to the Purchased Shares in the manner set forth in Schedule "E" hereto.

3.8. The purchase and sale of the Purchased Shares shall take effect as and from the Effective Date. From the Effective Date up to the Closing Date the Vendors shall hold the Purchased Shares on behalf of and for the account of the Purchaser. Except as provided in Schedule "E" hereto, the Vendors shall not accept payments of dividends on, or other distributions in respect of, the Purchased Shares from and after the Effective Date.

ARTICLE 4. - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS PERTAINING TO THE CORPORATION

                  Subject to Article 7 hereof, each of the Vendors hereby jointly and severally covenants, represents and warrants as follows and acknowledges that the Purchaser and Lance are relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

4.1. The Corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of the Province of Ontario; it has the corporate power, authority and capacity to own or lease its property and assets and to carry on the Business as now being conducted by it and to perform all of its obligations under this Agreement and the transactions contemplated hereby; it is duly qualified as a corporation to do business and is in good standing in the Province of Ontario, the only jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

4.2. On the date of execution of this Agreement, the authorized capital of the Corporation consists of an unlimited number of Class A Common, 2,502 Class B Common and 1,000 Class A Special Shares, of which 11,390 Class A Common and 2,500 Class B Common Shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable shares. All such shares are owned by TFLI as the beneficial owner of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

4.3. No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from TFLI of any of the issued and outstanding shares of the Corporation.

4.4. No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the

Corporation or of any securities of the Corporation and none will be issued after the date of this Agreement.

4.5. The Corporation has no subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Time of Closing acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

4.6. The Corporation is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

4.7. The financial and accounting books and records of the Corporation fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Corporation as at the date hereof and all material financial transactions of the Corporation have been accurately recorded in such books and records. All financial and accounting records, systems, data or information necessary for the operation of the Business are in full possession and control of, or are readily accessible by, and are owned exclusively by, the Corporation.

4.8. The 1998 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and present fairly (i) the financial position of the Corporation as at July 31, 1998 and (ii) the results of the operations, and the changes in the financial position, shareholders equity and cash flow of the Corporation during the year then ended.

4.9. The October, 1998 Interim Financial Statements were prepared for management use on a basis consistent with those of previous months and present fairly (i) the financial position of the Corporation as at October 30, 1998 and (ii) the results of the operations of the Corporation during the three months then ended.

4.10. All monthly financial statements of the Corporation which have been or will be prepared after October 30, 1998 and prior to the Closing Date and which have been or will be delivered to Lance either have been or will be prepared on a basis consistent with those of previous months and present fairly (i) the financial position of the Corporation as at the month then ended and (ii) the results of operations of the Corporation during the period reflected in such statements.

4.11. The corporate records and minute books of the Corporation contain complete and accurate minutes of all material meetings of the directors and shareholders of the Corporation held since the incorporation of the Corporation; all such meetings were duly called and held; all by-laws and resolutions set forth therein were duly passed or enacted; the share certificate books, register of shareholders, register of transfers, and register of directors of the Corporation are complete and accurate and all exigible security transfer tax payable in connection with the transfer of any securities of the Corporation has been duly paid.

4.12. Except as set out in Schedule "F" hereto, since October 30, 1998 there has been no material change in the Business or the operations, affairs or condition of the Corporation, financial or otherwise, arising as a result of any revocation of any licence, registration or permit or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, except changes occurring in the ordinary course of business, which changes have not materially adversely affected and will not materially adversely affect the Business or the organization, properties, operations, prospects or condition of the Corporation.

4.13. Except as contemplated by Schedule "E" hereto, from the date hereof until the Closing Date:

         (a) the Corporation will not sell, pledge, dispose of or encumber any equipment, inventory or any other material assets of the Corporation, except in the ordinary course of business consistent with past practice;

         (b) the Corporation will not acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or any other business organization or division thereof;

         (c) the Corporation will not incur any indebtedness for borrowed money in excess of $10,000,000, or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any other person or entity without the prior written consent of the Purchaser;

         (d) the Corporation will not authorize any capital expenditures or purchase of fixed assets for the Corporation not made in accordance with the 1999 Capital Expenditures Budget or in the ordinary course of business without the prior written consent of the Purchaser;

         (e) the Corporation will not increase the compensation or benefits payable or to become payable to its officers or employees, except in amounts consistent with past practices; or grant any severance or termination pay to, or enter into any employment or severance agreement with, any management employee of the Corporation; or establish any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other similar plan, agreement, trust, policy or arrangement for the benefit of any current or former directors, officers or employees;

         (f) the Corporation will not take any action to change accounting policies or procedures;

         (g) the Corporation will not make any material tax election inconsistent with past practices or settle or compromise any material federal, provincial, local or foreign tax liability;

         (h) the Corporation will not pay, discharge or satisfy any material claims, liabilities or obligations other than in the ordinary course of business and consistent with past practices;

         (i) the Corporation will not take or agree to take, any action which would cause a material breach of any of the representations or warranties of the Corporation contained in this Agreement or prevent the Corporation from performing or cause the Corporation not to perform its covenants hereunder in any material respect; and

         (j) the Corporation will not submit any matters other than the transaction contemplated herein, to the shareholders of the Corporation for a vote prior to the Closing.

4.14.    (a)      The entering into of this Agreement and the transactions
contemplated hereby will not result in the violation of any of the terms and provisions of or constitute a default under the constating documents or by-laws of the Corporation, or a material violation of or default under any indenture, agreement, instrument, licence, permit or understanding, written or oral, to which the Corporation is a party or by which it may be bound other than the Unanimous Shareholder Agreement.

         (b) To the best of each Vendor's knowledge and belief, the entering into, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the violation of any law or regulation of Canada or of the Province of Ontario.

4.15. The Corporation has obtained all of the Governmental Authorizations (other than Certificates of Approval) necessary to permit the Corporation to lawfully conduct and operate the Business in the manner currently conducted and operated and to permit the Corporation to own and use its assets in the manner in which it currently owns and uses such assets. The only Governmental Authorizations which are or may be required to operate the Business and which are not available as of right are listed below:

         (i) site plan approvals and building permits for building additions in Waterloo and in Guelph;

         (ii) sanitary (sewage) discharge agreement with the Regional Municipality of Waterloo;

         (iii)    Ministry of Environment permit to dispose of waste oil; and

         (iv) certificates of approval issued under Section 9 of the Environmental Protection Act with respect to substances discharged into the air by the Corporation (the "Certificates of Approval").

                  To the best of the Vendors' knowledge, the Corporation is and at all times during the past five years has been, in full compliance with all of the terms and requirements of each Governmental Authorization listed above save for the Certificates of Approval.

                  The Corporation has renewed the sanitary (sewage) discharge agreement with the Regional Municipality of Waterloo for the 1999 calendar year. To the best of the Vendors' knowledge, no event has occurred or circumstance exists that may (A) constitute a violation of or a failure to comply with any of the said Governmental Authorizations other than the Certificates of Approval, or (B) result in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to such Governmental Authorizations.

4.16. The Business is the only business carried on by the Corporation. All of the assets of the Corporation are used in the Business.

4.17. The Business has been carried on in the ordinary and normal course consistent with past practices since July 31, 1998.

4.18. Since July 31, 1998 the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed or become bound to do so and, except as contemplated by Schedule "E", will not do so prior to the Closing Date.

4.19. Except as set out in Schedule "G" hereto, since July 31, 1998, no payments have been made or authorized by the Corporation to any of its officers, directors, former directors, shareholders or employees or to any person or company not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing, except in the ordinary course of business and at the usual rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature and no such amounts will be paid or become payable after the date hereof up to the Time of Closing except in the ordinary course of business and at the regular rates payable to them of salary, pension, bonuses, or other remuneration of any nature.

4.20.    (a)      The Corporation is not a party to any written employment
                  agreement.

         (b) Except as set out and described in Schedule "H" hereto, the Corporation is not a party to any written or oral non-competition, service, union, profit sharing plan, benefit, royalty, bonus, bonus pool, phantom stock plan, stock bonus plan, stock option plan, stock purchase plan, golden parachute, supplementary unemployment benefit plan, incentive plan, deferred compensation plan, profit sharing plan, or other similar agreement, contract or arrangement. Except as set out and described in Schedule "H" hereto, the Corporation is not a party to nor does it maintain nor has it at any time been a party to or maintained any insurance, health, welfare, disability, pension, retirement, travel, hospitalization, medical, dental, legal, counselling, vision care, or other similar benefit, plan or arrangement. The Corporation is not in arrears in the payment of any contribution or assessment required to be made to any such plan as in effect, whether such payment be deferred, contingent or otherwise. Subject to the Employment Standards Act, the Corporation does not have any employees who cannot be dismissed on reasonable notice.

         (c) To the best of the Vendors' knowledge, the Corporation is not liable for any damages to any employee or former employee resulting from the violation of any applicable employment law or employment agreement.

         (d) The Corporation has paid all benefit premiums and is not in arrears in the payment of any benefit premiums, penalties, contributions, assessments or re-assessments required to be made pursuant to the Workplace Safety and Insurance Act.

         (e) The Corporation's records with respect to the employment of each employee and former employee are complete and accurate. Schedule "Y" hereto lists all employees of the Corporation on March 4, 1999 and lists each such employee's rate of pay, date of hiring and date of birth.

         (f) To the Vendors' knowledge, no employee or director of the Corporation is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Corporation, or
                  (ii) the ability of the Corporation to conduct the Business other than the non-competition agreements made between Messrs. Blair and Linkletter and North American Baking, Inc. on June 23, 1997. To the Vendors' knowledge, except as required by this Agreement, no key employee of the Corporation intends to terminate his employment with the Corporation.

         (g) The Corporation does not have any retired employees to whom it has any obligations for health benefits or pensions.

4.21. The Corporation does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness maturing more than one year after the date of their creation or issuance and the Corporation is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness maturing more than one year after the date of their creation or issuance.

4.22.             The Corporation is not a party to

         (i) any conditional sales contract or hire purchase or title retention agreement, or

         (ii) any lease or agreement in the nature of a lease, whether as lessor or lessee, which would obligate the Corporation to make payments in excess of $10,000 per year in the aggregate,

4.23. The Corporation is not the owner of or under any agreement to own any real property, except for properties municipally known as 648 and 650 Colby Drive, Waterloo, Ontario and 745 Southgate Drive, Guelph, Ontario which properties are legally described in Schedule "I" hereto (the "Real Property").

4.24.             With respect to the Real Property and improvements thereon:

         i) The Corporation has not subjected, and will not subject or allow to be subjected hereafter, the Real Property or any portion thereof to any lease, sublease, tenancy, concession, license, occupancy agreement or similar right, mortgage, deed of trust, lien, restriction, easement, right of way or other matter affecting the Real Property or any portion thereof, and has not entered into, and, shall not enter into, any agreement to do any of the above, other than as described in Schedule "J" hereto; and

         ii) the Corporation owns the Real Property with good and marketable title thereto, subject only to the deeds of trust, debentures, mortgages and other encumbrances described in Schedule "J" hereto and to minor title defects which do not in the aggregate materially and adversely impair or affect the use of the Real Property as it is presently used by the Corporation in connection with the Business;

         iii) The Real Property is in substantial compliance with all applicable federal, provincial and local statutes, ordinances, orders, requirements, laws, rules and regulations (including, without limitation, building, zoning and environmental laws) affecting the Real Property;

         iv) No notice of material violation of any applicable federal, provincial or local statute, law, ordinance, rule, regulation, order or requirement, or any covenant, condition, restriction or easement affecting the Real Property or with respect to the use or occupancy of the Real Property, has been given by any governmental authority having jurisdiction over the Real Property or by any other person entitled to enforce the same;

         v) There is not any suit, action, claim or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened or contemplated against or affecting the Real Property nor to the knowledge of each of the Vendors is there any basis for such matters;

         vi) The Real Property and its existing uses and the conduct of the Business are and, while the Corporation has been in possession of the Real Property, have been, in substantial compliance with all applicable federal, provincial, state, municipal and local laws, by-laws, regulations, orders, policies, guidelines, permits, licences, certificates and approvals, domestic or foreign, relating to environmental matters (collectively the "Environmental Laws") other than the Certificates of Approval;

         vii)     Without limiting the generality of clause (vi) above, the
                  Corporation:

                  (a)      has operated the Real Property; and

                  (b) has received, handled, used, stored, traded, shipped and disposed of all Hazardous Substances in substantial compliance with all applicable Environmental Laws (save that the Corporation has not obtained any Certificates of Approval) and, to the best of the Vendors' knowledge, has removed all Hazardous Substances from the Real Property save for compressor oil which is removed annually.

         viii) There are no orders, rulings or directives issued, pending or threatened against the Corporation under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation (including the Real Property) or the conduct of the Business.

         ix) To the best of the Vendors' knowledge, no Hazardous Substances (other than substances discharged into the air by the Corporation's ovens, furnaces, vents and windows) have been released into the environment or deposited, discharged, placed or disposed of at, on or near the Real Property, nor to their knowledge has the Real Property been used at any time by any person as a landfill or waste disposal or similar site.

         x) No notice with respect to any of the matters referred to in clauses (vi), (vii), (viii) or (ix) above, including any alleged violations by the Corporation with respect thereto has been received by the Corporation and no writ, injunction, order or judgment is outstanding, and no legal proceeding under or pursuant to any Environmental Laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation (including the Real Property) or the Business is in progress, pending or threatened. To the best of the knowledge and belief of the Vendors, there are no grounds on which any such legal proceeding might be commenced with any reasonable likelihood of success.

4.25. Except as set out and described in Schedule "K" hereto, the Corporation owns, possesses and has a good and marketable title to all of its undertaking, property (other than real property) and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.26. All of the buildings, plants, structures, and equipment of the Corporation are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Corporation located at 648 and 650 Colby Drive, Waterloo and 745 Southgate Drive, Guelph constitute all of the building plants, structures and equipment currently owned by the Corporation and are sufficient for the continued conduct of the Business after the Closing Date in substantially the same manner and at the same levels of production as conducted prior to the Closing Date. Schedule "Z" hereto contains a complete listing of all fixed assets of the Corporation which have a cost to it of $5,000. or more and a partial listing of the fixed assets of the Corporation which have a cost to it of less than $5,000.

4.27. The Corporation has its assets and operations insured for normal and prudent amounts against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; annexed hereto as Schedule "L" is a true and complete schedule setting out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by the Corporation on its properties, assets, businesses or personnel as of the date hereof; the Corporation is not in default with respect to any of the provisions contained in any such insurance policy, is entitled to all rights and benefits thereunder and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion; to the best of the Vendors' knowledge there exist no circumstances where the Corporation could make a claim under such insurance policies but has not done so; there have been no substantial changes in the insurance described in Schedule "L" since October 30, 1998.

4.28. The Corporation does not have any outstanding agreement (including employment agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever, except (i) agreements, contracts and commitments made in the ordinary course of business under any one of which the Corporation has a total financial obligation of not more than $50,000.00 (ii) prepaid service contracts on office equipment, (iii) verbal employment agreements, (iv) the contracts listed in Schedules "H", "J", "K" and "L" hereto, and (v) the contracts and agreements described in Schedule "M" hereto.

4.29. Except for the customers named in Schedule "X", the Corporation does not have any customer to whom it made more than five per cent (5%) of its sales during its most recent full fiscal year. During the past two years, neither the Corporation, nor any director or officer of the Corporation, has received any customer complaints concerning the Corporation's products and services, nor has the Corporation had any of its products returned by a purchaser thereof, other than complaints and returns in the ordinary course of business which have not had, and are not likely to have, individually or in the aggregate, a material adverse effect on the Business or the Corporation. Except as disclosed in Schedule "F", to the best of the Vendors' knowledge, the Purchaser's acquisition of the Corporation as contemplated by this Agreement will not adversely affect the relationships established by the Corporation with any of its customers listed on Schedule "X".

4.30. Except as disclosed on Schedule "L", there are no actions, suits, investigations, hearings, claims, complaints, grievances, arbitrations or other proceedings (whether or not purportedly on behalf of the Corporation), pending or threatened against or affecting the

Corporation, any of the Holding Corporations or any of the Vendors, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality regulatory body, arbitrator, arbitration or other tribunal, domestic or foreign, none of the Vendors is aware of any existing ground on which any such action, suit or proceeding might be commenced.

4.31. There is no Order to which the Corporation, or any of the assets owned or used by the Corporation, is subject. To the best of the Vendors' knowledge, no officer, director, agent or employee of the Corporation is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business.

4.32. The Corporation is not in default or breach, in any material way, of any contracts, commitments, agreements, written or oral, indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are valid and in good standing and the Corporation is entitled to all rights and benefits thereunder; no consents or waivers are required by any such contracts, agreements, indentures or instruments for such documents to remain enforceable after the completion of the transactions contemplated by this Agreement.

4.33. The Corporation does not use any registered trade names, trade marks or patents, either domestic or foreign, in the conduct of the Business. The Corporation occasionally uses two unregistered trademarks, "Baker's Choice " and "Jodan".

4.34.    (a)      The Trade Secrets of the Corporation consist primarily of (i)
product formulae and processes relating thereto which are used to manufacture the Corporation's products and (ii) know-how pertaining to the operation of the Corporation's equipment and the conduct of the Business. The documentation which records the formulae and processes relating thereto is adequate to permit an experienced operator of the Corporation's equipment to manufacture the Corporation's products without reliance on the knowledge or memory of any individual. Certain product formulae belong to the customers for whom the product to which a particular formula pertains is manufactured. Subject to the foregoing sentence, the Corporation has good title and the absolute (but not necessarily exclusive) right to all formulae and processes relating thereto which are required for the manufacture of its products and has taken reasonable precautions to protect the confidentiality and value of all such formulae and processes relating thereto.

         (b) The know-how pertaining to the operation of the Corporation's equipment and the conduct of the Business has not been recorded. It resides in the memories of the Corporation's more experienced and senior employees who may also have a right to use such know-how. Subject to the ownership by certain customers of the formulae and processes pertaining to the products manufactured for them, as aforesaid, and to the rights of its employees as aforesaid, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way. Following the Time of Closing the Corporation will continue to own (or have possession of in the case of customer owned formulae) all of its formulae and processes relating thereto and, provided the Corporation retains its more experienced and senior employees following the Time of Closing, will have access to and use of the know-how which they collectively possess.

4.35. To the best of the knowledge and belief of each of the Vendors, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

4.36. The systems and equipment used by the Corporation in the Business which are essential to the ongoing operations of the Business are, or by December 31, 1999 will be, Year 2000 Compliant.

4.37. Annexed hereto as Schedule "N" is a true and complete list showing:

         (i) the name and location of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; and

         (ii) the name of each person, firm or corporation or business organization holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

4.38. The Corporation carries on the Business only at 650 Colby Drive, Waterloo, Ontario and at 745 Southgate Drive, Guelph, Ontario. Except for breaches which in the aggregate are immaterial, the Corporation conducts its business in compliance with all applicable laws, rules and regulations of Canada and of the Province of Ontario, the only jurisdiction in which the Business is carried on, is not in breach of any such laws, rules, or regulations, or to the best of the Vendors' knowledge, policies or guidelines and is duly licensed, registered or qualified in the Province of Ontario to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of the Business or requires the consent, approval, permission or acknowledgement of any person in connection with the completion of the transaction contemplated by this Agreement.

4.39.    (a)      The Corporation has duly filed in the prescribed manner and within the prescribed time all tax returns required to be filed by it, has filed tax returns that are true, correct and complete in all material respects, has made complete and accurate disclosure in such tax returns and in all materials accompanying such tax returns, (except in respect of a particular tax return as it may have been modified in a subsequent tax return), has paid all taxes shown on such tax returns as being due and payable and has paid all taxes payable under any assessment or reassessment and any penalties, interest, fines, governmental charges and other amounts which a relevant taxing authority is entitled to collect from the Corporation up to the date hereof.

         (b) The financial statements of the Corporation fully reflect and will continue through the Effective Date to fully reflect, liabilities for all taxes (other than income and corporate taxes in excess of required tax instalments which are not reflected on the Corporation's monthly statements) which are not yet due and payable and for which tax returns are not yet required to be filed. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now pending or threatened against the Corporation that the Corporation is disputing or intends to dispute in respect of taxes or any matters under discussion with any taxing authority relating to claims for additional Taxes.

         (c) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any taxes or the filing of any tax returns by, or payment of any taxes by, or levying of any governmental charges against the Corporation.

         (d) The Corporation has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid all such amounts and installments of taxes due and payable before the date hereof to the proper taxing or other authority within the time prescribed under any applicable tax legislation.

         (e) The Corporation has collected and remitted within prescribed time limits all amounts required to be collected and remitted under the Excise Tax Act (Canada): the Retail Sales Tax Act (Ontario) and all similar tax legislation in all other Provinces of Canada applicable to the Corporation. The Corporation has claimed all input tax credits under the Excise Tax Act to which it is entitled.

         (f) The Corporation has provided to the Purchaser copies of its tax returns and all notices of assessment for fiscal periods ending in 1996, 1997 and 1998. The Corporation has not had any material communications relating thereto from any person with authority under or pursuant to such tax legislation.

4.40. The Corporation has not made any agreements with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements; the Corporation is not currently required to recognize any union, agent or employee association representing the employees; none of the Vendors is aware of any current attempts to organize or establish any labour union or employee association in the Corporation. No unresolved union grievances or arbitrations of any kind are presently outstanding. There is no threatened strike, slow down, picketing or similar proceeding by any one or more of the Corporation's employees.

4.41. The Vendors will cause the Corporation to use reasonable efforts to preserve and maintain the goodwill of the Corporation until the Time of Closing.

4.42. Except as set out and described in Schedule "S", the Corporation has no loans or indebtedness outstanding which have been made to, or any ongoing business dealings with, directors, former directors, officers, shareholders and/or employees of the Corporation or any person or corporation not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing.

4.43. All receivables of the Corporation that are reflected on the October 1998 Financial Statements or on the accounting records of the Corporation as of the Effective Date (collectively, the "Receivables") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Receivables are or will be as of the Closing Date current and collectible. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of any Receivables relating to the amount or validity of such Receivables. Schedule "R" hereto contains a complete and accurate list of all Receivables as at March 5, 1999 which list sets forth the aging of such receivables. The Purchaser and Lance agree that there is no warranty or representation as to the collectibility of any Receivable after July 31, 1999 if the amount of such Receivable is deducted from the Revised Purchase Price as provided in paragraph 15.8.

4.44. All vacation pay, bonuses, commissions, employee benefits, brokerages and other emoluments are reflected and have been accrued in the books of account of the Corporation; the Corporation has no pension plans, retirement savings plan or other retirement benefits, plans or arrangements for its employees.

4.45. The Corporation is a resident in Canada within the meaning of the Income Tax Act (Canada).

4.46. On the date of execution of this Agreement, there are, and on the Effective Date, there will be, no material liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable on or after the consummation of the transaction contemplated by this Agreement other than:

         (i) liabilities disclosed on, reflected in or provided for in the 1998 Financial Statements, the October 1998 Interim Financial Statements and any monthly financial statements for subsequent months provided to Lance;

         (ii) liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto;

         (iii) liabilities incurred in the ordinary course of business and attributable to the period since July 31, 1998; and

         (iv) liabilities directly attributable to the transactions contemplated by this Agreement, namely, following the Closing Date the Corporation will not be eligible for the small business deduction and will be subject to income and corporate taxes at a rate greater than that reflected in the monthly instalments paid by the Corporation prior to the Time of Closing.

4.47. On the Effective Date Financial Statements and on the Corporation's financial statements prepared as at July 31, 1999, all inventories will (A) consist of a quantity and quality usable and saleable in the ordinary course of the Business and (B) be priced at cost on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) will not be excessive and will be reasonable in the circumstances of the Corporation.

4.48. There has been no change of control of the Corporation (within the meaning of the Income Tax Act (Canada) since July 31, 1998.

4.49. The information contained in the Confidential Descriptive Memorandum prepared by Nesbitt Burns Inc. dated October 15, 1998 which was prepared by the Corporation and provided to the Purchaser is in all material respects true and correct.

4.50. Neither the Vendors nor the Purchased Corporations have employed any broker, finder, commission agent or similar person other than Nesbitt Burns Inc. and its designates in connection with the transactions contemplated hereby and neither the Vendors nor Purchased Corporations are under any obligation to pay any broker's fee or commission to anyone other than Nesbitt Burns Inc. in connection with such transactions.

4.51. Since the date of the 1998 Financial Statements, the Corporation has conducted the Business only in the ordinary course of business and there has not been any:

         (a) payment or increase by the Corporation of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee (except in the ordinary course of business);

         (b) damage to or destruction or loss of any asset or property of the Corporation, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Corporation, taken as a whole;

         (c) sale (other than sales of inventory in the ordinary course of business), lease or other disposition of any asset or property of the Corporation or mortgage, pledge, or imposition of any lien or other encumbrances on any material asset or property of the Corporation;

         (d) material change in the accounting methods used by the Corporation; or

         (e) agreement, whether oral or written, by the Corporation to do any of the foregoing.

4.52. To the best of each Vendor's knowledge and belief, no representation or warranty of the Vendors in this Agreement and no statement in the schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.53. To the best of each Vendor's knowledge and belief, there is no fact that has specific application to either the Vendors or the Corporation (other than general economic, political or industry conditions) and that could materially adversely affect the assets, business, prospects, financial condition, or results of operations of the Corporation that has not been set forth in this Agreement or in the schedules to this Agreement.

ARTICLE 5. - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS RELATING TO THE HOLDING CORPORATIONS AND TO THE VENDORS

         Subject to Article 7, each of the Vendors hereby jointly and severally covenants, represents and warrants as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

5.1. Each of the Holding Corporations has been duly incorporated and organized and is validly subsisting and in good standing under the laws of the Province of Ontario; it has the corporate power to own or lease its property and to carry on its business as now being conducted by it; it is duly qualified as a corporation to do business and is in good standing in the Province of Ontario, the only jurisdiction in which the nature of the business conducted by it or the property owned by it makes such qualification necessary.

5.2.              On the date of execution of this Agreement:

         i) the authorized capital of Jalor North Investments Inc. consists of an unlimited number of Common Shares and 10,000 Class V Special Shares of which 1,000 Common Shares and 10,000 Class V Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares;

         ii) the authorized capital of Blairco Controls Inc. consists of an unlimited number of Voting Common Shares, an unlimited number of Non-Voting Common Shares, 44,692 Class A Special Shares, 44,695 Class B Special Shares, 149,982 Class C Special Shares, 1,127,731 Class D Special Shares and 100,000 Class V Special Shares of which 10,000 Voting Common Shares, 44,692 Class A Special Shares, 44,695 Class B Special Shares, 149,982 Class C Special Shares, 1,127,731 Class D Special Shares and 100,000 Class V Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares;

         iii) the authorized capital of Linkco Controls Inc. consists of an unlimited number of Voting Common Shares, an unlimited number of Non-Voting Common Shares, 17,969 Class A Special Shares, 118,741 Class B Special Shares and 100,000 Class V Special Shares of which 10,000 Voting Common Shares, 17,969 Class A Special Shares, 118,741 Class B Special Shares and 100,000 Class V Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares;

         iv) the authorized capital of Tam-Di Controls Inc. consists of an unlimited number of Voting Common Shares, an unlimited number of Non-Voting Common Shares,

                  47,723 Class A Special Shares, 85,424 Class B Special Shares, 413,693 Class C Special Shares and 100,000 Class V Special Shares of which 10,000 Voting Common Shares, 47,723 Class A Special Shares, 85,424 Class B Special Shares, 413,693 Class C Special Shares and 100,000 Class V Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares;

         v) the authorized capital of Tam-Ri Controls Inc. consists of an unlimited number of Voting Common Shares, an unlimited number of Non-Voting Common Shares, 100,477 Class A Special Shares, 11,562 Class B Special Shares, 252,521 Class C Special Shares and 100,000 Class V Special Shares of which 10,000 Voting Common Shares, 100,477 Class A Special Shares, 11,562 Class B Special Shares, 252,521 Class C Special Shares and 100,000 Class V Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares; and

         vi) the authorized capital of TFLI consists of an unlimited number of Voting Common Shares, an unlimited number of Class A Non-Voting Common Shares, an unlimited number of Class B Non-Voting Common Shares, an unlimited number of Class C Non-Voting Common Shares, an unlimited number of Class D Non-Voting Common Shares, an unlimited number of Class E Non-Voting Common Shares, an unlimited number of Class F Non-Voting Common Shares, an unlimited number of Class A Special Shares, an unlimited number of Class B Special Shares and an unlimited number of Class C Special Shares of which 593,930 Class A Non-Voting Common Shares, 176,470 Class B Non-Voting Common Shares, 36,000 Class C Non-Voting Common Shares, 153,600 Class D Non-Voting Common Shares, 240,000 Class E Non-Voting Common Shares and 9,600 Class C Special Shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable shares.

5.3. All of the Purchased Shares are owned and, at the Time of Closing, will be owned by the Vendors or by the Holding Corporations as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. The approximate number and classes of shares of Amalco which will be owned by each Vendor at the Time of Closing are set forth in Schedule "O" hereto.

5.4. Except as provided in the Unanimous Shareholder Agreement, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from any of the Vendors or from any of the Holding Corporations of any of the Purchased Shares.

5.5. Except as provided in the Unanimous Shareholder Agreement, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of any of the Holding Corporations or of any securities of any of the Holding Corporations.

5.6. Except for its shares of a Purchased Corporation, none of the Holding Corporations has any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Time of Closing acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

5.7. None of the Holding Corporations is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

5.8. The financial statements of TFLI for the year ended July 31, 1998 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years and present fairly (i) the financial position of TFLI as at July 31, 1998 and (ii) the results of the operations, and the changes in the financial position, of TFLI during the year then ended. None of the other Holding Corporations has completed a fiscal period or prepared financial statements.

5.9. All transactions undertaken by each of the Holding Corporations have been completely and accurately recorded in its minute books. The corporate records and minute books of each of the Holding Corporations contain complete and accurate minutes in all material respects of all meetings of the directors and shareholders of such corporation held since the incorporation of such corporation, all such meetings were duly called and held, the share certificate books, register of shareholders, register of transfers, and register of directors of such corporation are complete and accurate and all exigible security transfer tax payable in connection with the transfer of any securities of such corporation has been duly paid.

5.10. Since the time of its incorporation, the only business carried on by each of the Holding Corporations has been to own shares in one of the Purchased Corporations save that TFLI owned for a period of time the shares of four subsidiary corporations from which it acquired its shares of the Corporation. TFLI disposed of the said four subsidiary corporations on or before October 31, 1996.

5.11. The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of or constitute a default under the constating documents or by-laws of any of the Holding Corporations, or a material violation of or default under any indenture, agreement, instrument, licence, permit or understanding written or oral, to which any of the Holding Corporations or any of the Vendors is a party or by which any of them may be bound other than the Unanimous Shareholder Agreement.

5.12. Since July 31,1998, none of the Holding Corporations has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class or redeemed, purchased or otherwise acquired any of its shares and, except as set out in Schedule "E", none of the Holding Corporations will do so prior to the Closing Date.

5.13. Except for professional fees and bank charges, none of the Holding Corporations has made, or agreed to make, any payments of any kind since July 31, 1998 and, except as set out in Schedule "E" hereto, prior to the Closing Date will not make, or agree to make, any payments to anyone without the prior consent of the Purchaser.

5.14. None of the Holding Corporations owns any assets other than its bank and credit union accounts and its shares of another Purchased Corporation.

5.15. Each of the Holding Corporations owns, possesses and has a good and marketable title to its undertaking, property and assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

5.16.                      None of the Holding Corporations is insured.

5.17.    (a)      None of the Holding Corporations has any outstanding
                  agreement (including employment or independent contractor agreements), contract or commitment, whether written or oral, of any nature or kind whatsoever, except the Unanimous
                  Shareholder Agreement.

         (b) None of the Holding Corporations currently employs nor have any of the Holding Corporations ever employed any persons. None of the Holding Corporations has made any agreement with any person or made commitments to any persons with respect to any future employment; nor is any of the Holding Corporations liable for the payment of any salary, wages, any other form of remuneration or damages of any kind to any person resulting from the violation of any applicable employment law or employment agreement.

5.18. There are no actions, suits, investigations, hearings, claims, complaints, grievances, arbitrations or other proceedings (whether or not purportedly on behalf of a Holding Corporation, or a Vendor), pending or threatened against or affecting the Corporation, any of the Holding Corporations or any of the Vendors, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality, regulatory body, arbitrator, arbitration or other tribunal, domestic or foreign; none of the Vendors is aware of any existing ground on which any such action, suit or proceeding might be commenced.

5.19. Annexed hereto as Schedule "N" is a true and complete list showing the name of each bank, credit union, trust company or similar institution in which each of the Holding Corporations has accounts and the names of all persons authorized to draw thereon.

5.20. TFLI has duly and timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof; the Canadian federal income tax liability of TFLI has been reviewed and assessed by Revenue Canada for all fiscal years up to and including the fiscal year ended July 31, 1998; none of the other Holding Corporations has been required to file a tax return; none of the Holding Corporations has received or will receive taxable income save that TFLI may receive management fees from the Corporation; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge of deficiency against, any of the Holding Corporations; there are no actions, suits, proceedings, investigations or claims now threatened or pending against any of the Holding Corporations in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority; none of the Holding Corporation has made any payments to any of its officers, directors, former directors, former officers, employees, or shareholders or to any persons not resident in Canada and, except as contemplated by Schedule "E" hereto, will not do so prior to the Closing Date.

5.21. On the date of execution of this Agreement, none of the Holding Corporations has, and on the Effective Date none of the Holding Corporations will have, any material liabilities of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which any of the Holding Corporations or the Purchaser may become liable on or after the consummation of the transaction contemplated by this Agreement.

5.22. There has been no change of control of any of the Holding Corporations (within the meaning of the Income Tax Act (Canada)) since July 31, 1998 and there will be no such change prior to the Closing Date save that the amalgamation of the Purchased Corporations in accordance with Schedule "E" hereto will cause a change in control of most of the Holding Corporations.

5.23. This Agreement has been duly executed and delivered by each of the Vendors and is a valid and binding obligation of each of the Vendors enforceable in accordance with its terms.

5.24. Each of the Vendors other than Jalor South Investments Limited is a resident of Canada within the meaning of the Income Tax Act (Canada). Jalor South Investments Limited is a resident of New Zealand.

5.25. Each of the Vendors which is a corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of the Province of Ontario or, in the case of Jalor South Investments Limited, under the laws of New Zealand; it has the corporate power, authority and capacity to own the Purchased Shares owned by it, to enter into this Agreement and to effect the transactions contemplated by this Agreement; it is duly qualified as a corporation to do business and is in good standing in the Province of Ontario or in New Zealand, as the case may be, the only jurisdiction in which the nature of the business conducted by it or the property owned by it makes such qualification necessary.

5.26. Each of the Vendors which is an individual is of the full age of eighteen years and has the authority and capacity to own the Purchased Shares owned by him or her, to enter into this Agreement and to effect the transactions contemplated by this Agreement.

ARTICLE 6. - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS PERTAINING TO THE PRE-CLOSING REORGANIZATION

         Subject to Article 7, each of the Vendors hereby jointly and severally covenants, represents and warrants as follows and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

6.1. All transactions and procedures forming part of the Pre-Closing Reorganization will be completed in a legal and valid manner.

6.2. All shares issued as part of the Pre-Closing Reorganization (the "Reorganization Shares") will be duly and validly issued as fully paid and non-assessable shares and will be held by the allottees and transferees thereof as the beneficial owners of record, with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

6.3. Except as provided herein no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from any person of any of the Reorganization Shares.

6.4. The procedures and transactions forming part of the Pre-Closing Reorganization and the entering into of the agreements required to effect the same will not result in the violation of any of the terms and provisions of or constitute a default under the constating documents or by-laws of any of the Holding Corporations or of any of the corporate Vendors or a material violation or default of any indenture, agreement, instrument, licence, permit or understanding written or oral, to which any of the Holding Corporations or any of the Vendors is a party or by which any of them may be bound. The implementation of the said procedures and transactions and the entering into of the agreements required to effect the same will not cause any of the Purchased Corporations or the Purchaser to incur any tax liability of any kind whatsoever except as described in clause 4.46 (iv) of this Agreement. The Vendors will prepare at their expense all income and corporate tax returns for the Holding Corporations for periods ending on or before the Closing Date within 45 days after the Closing Date for review and filing by the Purchaser.

6.5. All agreements required to give effect to the Pre-Closing Reorganization will be duly executed and delivered by each of the parties thereto and will be a valid and binding obligation of each party thereto enforceable in accordance with its terms.

ARTICLE 7. - SPECIAL PROVISIONS PERTAINING TO THE COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDORS

7.1. If the provisions of this Article 7 conflict or are inconsistent with the provisions of any other Article in this Agreement, the provisions of this
Article 7 shall prevail.

7.2. The liability of each of the Vendors for breach of representations, warranties and covenants made hereunder and for amounts payable under the indemnity made under Article 12 shall be joint and several to the extent that such liability can be satisfied out of the Deferred Consideration and , except in the cases of Messrs. Blair, Linkletter, Tamming and Rice, shall not exceed the amount of the Deferred Consideration payable to him, her or it. If and to the extent that such liability cannot be satisfied out of the Deferred Consideration, such liability shall be borne severally by James D. Blair, A. Gordon Linkletter, John Tamming and Robert Rice in the proportions or 37.5%, 37.5%, 15% and 10% respectively.

ARTICLE 8. - COVENANTS OF THE VENDORS
         The Vendors covenant and agree with the Purchaser and Lance that on or before the Closing Date they will do or will cause to be done the following:

8.1. Permit the Purchaser and Lance, prior to the Closing Date, through their representatives, to make such investigation of the properties and assets of the Corporation (including, without limiting the foregoing, environmental investigations) and of their financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such properties, assets and other matters; such investigation shall not, however, affect or mitigate the Vendors' covenants, representations and warranties hereunder which shall continue in full force and effect as provided in Article 11. The Vendors agree to:

         (i) permit the Purchaser and its representatives to have, after the date of execution hereof, full access to the business premises of the Corporation;

         (ii) produce for inspection by the Purchaser's representatives all documents of the Corporation which in the opinion of the Purchaser's representatives are required to make an examination of the Purchased Corporations and their businesses including, without limiting the foregoing:

                           all leases, licenses, contracts, title documents, insurance policies, pension plans, guarantees, lists of salaries (management and other), union agreements, management contracts, documents relating to pending law suits, if any, deeds, title papers and opinions, surveys, work orders, environmental reports, all minute books, share certificate books, share registers and other corporate documents, including the constating documents of the Purchased Corporations, and all books, records, accounts, financial statements and all other data pertaining to the Purchased Corporations;

                  but excluding:

                  all documentation containing formulae or describing processes pertaining thereto, agreements made with Nesbitt Burns Inc. and valuation reports made subsequent to July 31, 1998;

         (iii) allow the Purchaser's representatives to interview the Corporation's staff as part of its investigations; and

         (iv) provide any and all consents required to enable the Purchaser and its representatives to obtain information concerning the Corporation from all relevant government authorities, lenders, suppliers and other third parties.

8.2.              Cause the Pre-Closing Reorganization to be implemented.

8.3. Cause the Corporation to make application for the Certificates of Approval.

8.4. Deliver to the Purchaser at the Time of Closing a favourable opinion of the Vendors' Counsel, in form satisfactory to the Purchaser's Counsel that:

         (i) the authorized capital of Amalco consists of 574,868 Class B Common Shares, 2,352,825 Class C Common, 882,890 Class D Common, 2,100,000 Class E Common, 200,000 Class F Common and an unlimited number of Voting Common Shares of which 574,868 Class B Common Shares, 2,352,825 Class C Common, 882,890 Class D Common, 2,100,000 Class E Common, 200,000 Class F Common and 30 Voting Common Shares have been duly issued and are outstanding as fully paid and non-assessable shares;(1)

         (ii) the authorized capital of Jalor North Investments Inc. consists of an unlimited number of Common Shares and 10,000 Class V Special Shares of which 1,000 Common and 10,000 Class V Special Shares have been duly issued and are outstanding as fully paid and non-assessable shares;

         (iii) Amalco has been duly incorporated and organized and is validly subsisting in good standing under the laws of Ontario; Amalco has the corporate power to own or lease its property and to carry on the Business as now being conducted by it and is duly qualified as a corporation to do business and is in good standing under the laws of Ontario,

         (iv) Jalor North Investments Inc. has been duly incorporated and organized and is validly subsisting in good standing under the laws of Ontario; Jalor North Investments Inc. has the corporate power to own or lease its property and to carry on its business as now being conducted by it and is duly qualified as a corporation to do business and is in good standing under the laws of Ontario,

(1) The exact number of Class C, Class D and Class F Common Shares will vary depending on the amount of the Estimated Purchase Price.

         (v) all necessary corporate action and proceedings have been taken to give effect to the procedures described in Schedule "E" and to permit the due and valid transfer of the Purchased Shares at the Time of Closing from the Vendors to the Purchaser or its nominees;

         (vi) the consummation of the transaction of purchase and sale contemplated by this Agreement including, without limitation, the Pre-Closing Reorganization, will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation or any of the Holding Corporations or, to the best of the knowledge of such counsel, any indenture, agreement, instrument, licence, permit or understanding to which the Corporation or any of the Holding Corporations is a party or by which it is bound, nor, to the best of the knowledge of such counsel, will the consummation of such transaction accelerate any commitment or obligation of the Corporation or any of the Holding Corporations or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation or any of the Holding Corporations;

         (vii) to the best of the knowledge of such counsel, the Corporation and the Holding Corporations are not engaged in and have not been threatened with any legal action or other proceedings, and to the best of the knowledge of such counsel, have not been charged with and has not incurred any violation of any federal, provincial or local law or administrative regulation, which could materially adversely affect or impair its financial position, business, operations, prospects, properties or assets (save that the Corporation has not obtained any Certificates of Approval);

         (viii) each of the Vendors which is a corporation has been duly incorporated and is a valid and subsisting corporation; and

         (ix) this Agreement is a valid and binding obligation of each of the Vendors in accordance with its terms and all corporate and other actions required to bind the Vendors have been taken.

         In rendering such opinion, such counsel may, with respect to matters pertaining to Jalor South Investments Limited, to the extent that they do not have knowledge of any facts to the contrary, rely upon the opinions of local counsel satisfactory to the Purchaser with respect to the laws of jurisdictions other than the laws of the Province of Ontario. Such opinions shall be made subject to the conditions and exceptions normally used in similar transactions.

8.5. Cause the Corporation to continue to maintain in full force and effect all policies of insurance now in effect or renewals thereof, to take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and to give all notices and present all claims under all policies of insurance in due and timely fashion.

8.6. Take all necessary steps and proceedings as approved by counsel for the Purchaser to permit all of the Purchased Shares to be duly and regularly transferred to the Purchaser.

8.7. Cause such directors and officers of Amalco as the Purchaser may specify to resign in favour of nominees of the Purchaser, such resignations to be effective as at the Time of Closing.

8.8. The Vendors shall each execute and deliver, and each of the present officers and directors of the Corporation and the Holding Corporations shall execute and deliver, at the Time of Closing a mutual general release of Amalco in form reasonably satisfactory to the Purchaser. Such releases shall exclude obligations arising (i) under this Agreement, (ii) under certificates and other documents delivered pursuant to the terms hereof, and (iii) if the Vendor is an employee of the Corporation, under the Vendor's oral employment agreement with the Corporation.

8.9. If so requested by the Purchaser, cause the present accountants of the Corporation and of each Holding Corporation to resign, such resignation to be effective as at the Time of Closing.

8.10. Cause the Corporation, up to the Closing Date, to duly and timely file all returns required to be filed by it and to promptly pay all taxes, assessments and governmental charges which are claimed by any governmental authority to be due and owing; cause the Corporation not to enter into any agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return or the payment of any tax, governmental charge or deficiency.

8.11. Except as contemplated by Schedule "E" hereto, cause the Corporation and each Holding Corporation not to make any changes affecting the banking and safe deposit arrangements and powers of attorney referred to in paragraphs 4.37 and 5.19 and not to open any new bank accounts or safe deposit boxes or grant any new powers of attorney.

8.12. Furnish the Purchaser with evidence (including a statutory declaration of the Vendors) satisfactory to counsel for the Purchaser that the Vendors, other than Jalor South Investments Limited, are not non-residents of Canada within the meaning of the Income Tax Act (Canada).

8.13. Use their best efforts to obtain and deliver to the Purchaser acknowledgements from the Corporation's banker that the Corporation's loans from such bank are, to its knowledge, not in default.


ARTICLE 9. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND LANCE
         Each of Lance and the Purchaser hereby jointly and severally represents and warrants as follows and acknowledges that the Vendors are relying upon such covenants, representations and warranties in connection with the sale by the Vendors of the Purchased Shares:

9.1. The Purchaser has been or, at the Time of Closing will have been, duly incorporated and organized and is or will be validly subsisting and is or will be in good standing under the laws of the Province of Ontario; it has or will have the corporate power to own or lease its property and carry on its business; it is or will be duly qualified as a corporation to do business and is or will be in good standing in the Province of Ontario.

9.2. Lance has been duly incorporated and organized and is validly subsisting and is in good standing under the laws of the State of North Carolina; it has the corporate power to own or lease its property and carry on its business; it is duly qualified as a corporation to do business and is in good standing in the State of North Carolina.

9.3. The entering into and performance of this Agreement by the Purchaser and Lance and the consummation of the transactions herein contemplated including, without limitation, the delivery of the Deferred Notes and the Guarantee Agreement has been or will be duly authorized by all necessary corporate actions and proceedings and will not breach any laws of Canada or the Province of Ontario or the State of North Carolina or the United States of America nor result in a breach of any term or provision or constitute a default under the constating or organizational documents, by-laws or resolutions of the Purchaser or Lance or a material breach of, or default under, any indenture, agreement, instrument, licence, permit or understanding to which the Purchaser or Lance is a party or by which it is bound.

9.4. The Deferred Notes and the credit agreement referred to in clause 14.3(vi) will, when executed and delivered by the Purchaser by duly authorized officers on its behalf, constitute valid, legally binding and enforceable obligations of the Purchaser in accordance with their terms.

9.5. The Guarantee Agreement will, when executed and delivered by Lance by duly authorized officers on its behalf constitute a valid, legally binding and enforceable obligation of Lance in accordance with its terms.

9.6. This Agreement has been duly authorized, executed and delivered by the Purchaser and Lance and is, or when such party is incorporated, will be a valid, legally binding and enforceable obligation of the Purchaser and Lance enforceable in accordance with its terms.

9.7. The Purchaser and Lance are WTO Investors within the meaning of the Investment Canada Act.

ARTICLE 10. - COVENANTS OF LANCE
         Lance covenants and agrees with the Vendors that on or before the Closing Date it will do or will cause to be done the following:

10.1. Cause the Purchaser to be incorporated and to adopt this Agreement as a pre-incorporation contract.

10.2. Deliver to the Vendors at the Time of Closing a favourable opinion of the Purchaser's Counsel, in form satisfactory to the Vendor's Counsel that:

         (i) the Purchaser has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the Province of Ontario; the Purchaser has the corporate power to own or lease its property and to carry on its business as now being conducted by it and is duly qualified as a corporation to do business and is in good standing under the laws of Ontario,

         (ii) Lance has been duly incorporated and organized and is a valid and subsisting corporation under the laws of the State of North Carolina; Lance has the corporate power to own or lease its property and to carry on its business as now being conducted by it and is duly qualified as a corporation to do business and is in good standing under the laws of North Carolina;

         (iii) this Agreement is a valid and binding obligation of the Purchaser and of Lance in accordance with its terms and all corporate and other actions required to bind the Purchaser and Lance have been taken;

         (iv) the Deferred Notes and the credit agreement referred to in clause 14.3(vi) are valid and binding obligations of the Purchaser in accordance with their terms and all corporate and other actions required to authorize such notes and credit agreement have been taken;

         (v) the Guarantee Agreement is a valid and binding obligation of Lance in accordance with its terms and all corporate and other actions required to authorize such agreement have been taken; and

         (vi) the consummation of the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating or organizational documents, by-laws or resolutions of the Purchaser or Lance or, to the best of the knowledge of such counsel, any indenture, agreement, instrument, licence, permit or understanding to which the Purchaser or Lance is a party or by which it is bound, nor, to the best of the knowledge of such counsel, will the consummation of such transaction accelerate any commitment or obligation of the Purchaser or Lance.

         (vii) The Purchaser and Lance are WTO Investors within the meaning of the Investment Canada Act.

         In rendering such opinion, such counsel may, to the extent that they do not have knowledge of any facts to the contrary, rely upon opinions of Ontario counsel satisfactory to the Vendors with respect to the laws of the Province of Ontario. Such opinion shall be made subject to the conditions and exceptions normally used in similar transactions.

ARTICLE 11. - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

11.1. The covenants, representations and warranties of the Vendors, the Purchaser and Lance contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the closing of the purchase and sale of the Purchased Shares contemplated hereby and, notwithstanding such closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser and Lance or the Vendors, as the case may be, provided that:

         (i) the covenants, representations and warranties of the Vendors, except those relating to (A) tax liability on the part of the Purchased Corporations, (B) the ownership and title to the Purchased Shares by the Vendors and (C) environmental matters and except for ongoing contractual obligations, shall terminate two years after the Closing Date unless the Purchaser or the Corporation shall have delivered to the Vendors' Counsel notice of any claim in respect of any specified covenants, representations and warranties prior to such date, in which case such specified covenants, representations and warranties shall continue in full force and effect with respect to such claim;

         (ii) the covenants, representations and warranties of the Vendors relating to environmental matters shall terminate three years after the Closing Date unless the Purchaser or the Corporation shall have delivered to the Vendors' Counsel notice of any claim in respect of any specified covenants, representations and warranties relating to environmental matters prior to such date, in which case such specified covenants, representations and warranties shall continue in full force and effect with respect to such claim;

         (iii) the covenants, representations and warranties of the Vendors relating to the ownership and title to the Purchased Shares shall terminate ten years after the Closing Date unless the Purchaser or the Corporation shall have delivered to the Vendors' Counsel notice of any claim in respect of any specified covenants, representations and warranties relating to the ownership and title to the Purchased Shares prior to such date, in which case such specified covenants, representations and warranties shall continue in full force and effect with respect to such claim;

         (iv) there shall be no time limit on the covenants, representations and warranties of the Vendors relating to tax liability on the part of the Purchased Corporations, provided that the Purchaser shall not, from and after the Closing Date permit the Corporation to enter into any agreement, waiver or other arrangement which provides for an extension of time with respect to the filing of any tax return or the payment or assessment of any tax, governmental charge or deficiency to which this indemnity relates; and

         (v) the covenants, representations and warranties of the Purchaser and Lance, except for ongoing contractual obligations, shall terminate two years after the Closing Date unless the Vendors shall have delivered to Lance notice of any claim in respect of any specified covenants, representations and warranties prior to such date, in which case such specified covenants, representations and warranties shall continue in full force and effect with respect to such claim;

11.2. Any notice referred to in paragraph 11.1 may be general notice that circumstances have arisen which may lead to a claim for indemnification hereunder being made, provided that such circumstances shall be described with reasonable particularity in any such notice.

ARTICLE 12. - INDEMNIFICATION AND DAMAGES
12.1. Subject to Articles 7 and 11, the Vendors jointly and severally covenant and agree to indemnify and save harmless the Purchaser and Lance from and against any loss, damage, claim or expense whatsoever arising as a result of any breach of any representation, warranty or covenant contained in this Agreement or in any agreement or document (other than non-competition and employment agreements) delivered to the Purchaser or Lance pursuant to or in connection with this Agreement and all claims, demands, costs and expenses including reasonable legal and accounting fees in respect of the foregoing.

12.2. The Vendors shall be obligated to compensate the Purchaser and Lance for damages sustained due to a breach of a covenant, representation or warranty contained in this Agreement or in any agreement or document delivered to the Purchaser or Lance pursuant to or in connection with this Agreement and to indemnify the Purchaser and Lance for losses under the indemnity set forth in this Article 12 only after and to the extent that the aggregate amount of such damages and losses exceeds $250,000.

12.3. Subject to Article 11, the Purchaser and Lance jointly and severally covenant and agree to indemnify and save harmless the Vendors from and against any loss, damage, claim or expense whatsoever arising as a result of any breach of any representation, warranty or covenant contained in this Agreement or in any agreement or document (other than non-competition and employment agreements) delivered to the Vendors pursuant to or in connection with this Agreement and all claims, demands, costs and expenses including reasonable legal and accounting fees in respect of the foregoing.

12.4 If the Purchaser or Lance sustains damages due to a breach of a representation, warranty or covenant or a loss from or against which it is entitled to be indemnified and saved harmless under this Article 12, the Purchaser and Lance shall have the right to set off and deduct the amount of such damages or loss from the Deferred Consideration but only if (A) the Vendors' Counsel does not object within 45 days from receipt of written notice of such set-off from Purchaser's Counsel or (B) the amount of such set-off has been determined by an arbitrator or arbitrators in accordance with Article 17 hereof.

12.5.   (1)       If a claim is made by a third party against any party
                  hereto or against Amalco with respect to which any party hereto intends to seek indemnity under this Article 12, for purposes of this paragraph 12.5, the "Indemnified Party" shall mean the party or parties seeking indemnity under this Article
                  12 and the "Indemnifying Parties" shall mean the party or parties from whom the Indemnified Party seeks such indemnity.
                  If the Indemnified Party is one or more of the Purchaser and Lance, the Indemnified Party shall promptly notify the Vendors'
                  Counsel of the third party claim with reasonable particulars and, if the Indemnified Party is one or more of the Vendors, the Indemnified Party shall promptly notify the Purchaser's
                  Counsel of the third party claim with reasonable particulars.
                  The Indemnifying Parties shall have 60 days (or such lesser period as may be required by law to file a defence) after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defence thereof, and the Indemnified Party shall cooperate with it in connection therewith, provided, however, that with respect to settlements entered into by the Indemnifying Parties (i) the consent of the Indemnified Party shall be required if the settlement provides for equitable relief against the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and (ii) the Indemnifying
                  Parties shall obtain the release of the Indemnified Party. If the Indemnifying Parties undertake, conduct and control the settlement or defence of such claim (i) the Indemnified Party shall have the right to participate in such settlement or defence through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party, and (ii) the Indemnifying
                  Parties shall promptly reimburse the Indemnified Party for the full amount of any losses resulting from any claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the Indemnified Party. The
                  Indemnified Party shall not pay or settle any claim so long as the Indemnifying Parties are reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Parties.

         (2) If the Vendors do not notify the Indemnified Party within 60 days after the receipt by Vendors' Counsel or Purchaser's Counsel, as the case may be, of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defence thereof, the Indemnified Party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the Indemnifying Parties.

         (3) If the Indemnifying Parties undertake and control the defence of any claim by a third party against an Indemnified Party,

                  (A) the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Parties those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Parties in evaluating and in defending any such claims; provided that the Indemnifying Parties shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Parties hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the Indemnifying Parties and which expenses shall not exceed the actual cost to the Indemnified Party or Amalco associated with such employees; and

                  (B) the Indemnified Party shall make available to the Indemnifying Parties or their representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party and Amalco, at the expense of the Indemnifying Parties, reasonably required by the Indemnifying Parties for their use in defending any claim and shall otherwise co-operate on a timely basis with the Indemnifying Parties in the defence of such claim.

ARTICLE 13. - NON-COMPETITION AND EMPLOYMENT AGREEMENTS

13.1. At the Time of Closing, Messrs. Blair, Linkletter and Tamming will enter into non-competition agreements with Lance relating to the business of the Corporation for which they shall receive from Lance fees in the amounts of $1,375,000, $1,375,000 and $750,000 respectively. The agreements shall be in the form of the agreement annexed hereto as Schedule "Q".

13.2. At the Time of Closing, Messrs. Blair, Linkletter and Tamming will also enter into non-competition agreements with Lance relating to the business of Lance and its subsidiaries for which they shall receive from Lance fees in the amount of $500,000 each. The Agreement shall be in the form of the agreement annexed hereto as Schedule "U". The fees referred to in this paragraph and paragraph 13.1 are collectively referred to as the "Non-Competition Fees".

13.3. At the Time of Closing, Messrs. Blair, Linkletter and Tamming will enter into employment agreements with the Corporation or the Purchaser. Such agreements shall be in the form of the agreement annexed hereto as Schedule "T".

ARTICLE 14. - CONDITIONS OF CLOSING

14.1. The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and/or performed at or prior to the Time of Closing:

         (i) The covenants, representations and warranties of the Vendors contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Purchaser pursuant hereto shall be true and correct on the date hereof and on and as of the Closing Date with the same force and effect as though such covenants, representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate or document is given, and the Purchaser shall have received at the Time of Closing a certificate dated the Closing Date, in form satisfactory to counsel for the Purchaser, signed under seal by the Vendors to the effect that such covenants, representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the covenants, representations and warranties contained in Articles 4, 5 and 6 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement or in the certificate under this clause 14.1(i) which covenants, representations and warranties shall continue in full force and effect as provided in Article 11.

         (ii) The Vendors shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.

         (iii) At the Effective Date, there shall have been no material adverse change in the Business, affairs, assets, liabilities, financial condition or business (financial or otherwise) of the Corporation from the date of this Agreement.

         (iv) No substantial damage by fire or other hazard to the physical assets of the Corporation shall have occurred prior to the Time of Closing that in the reasonable opinion of the Purchaser would have a material adverse affect on the Corporation or the Business.

         (v) No action or proceeding by law or in equity shall be pending or threatened against the Corporation or the Holding Corporations by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit;

                  (a) the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares; or

                  (b) the right of the Corporation to conduct its operations and carry on the Business in the normal course as the Business and its operations have been carried on in the past.

         (vi) No legislation (whether by statute, by-law, regulation or otherwise) shall have been enacted or introduced which, in the reasonable opinion of the Purchaser, materially adversely affects or may adversely affect the Business and the operations of the Corporation.

         (vii) Messrs. Blair, Linkletter and Tamming shall have entered into non-competition and employment agreements in accordance with
                  Article 13 hereof.

         (viii) Prior to the Effective Date, the Purchaser or Lance shall have entered into an agreement of purchase and sale with Foodpack Holdings Ltd. for the purchase of all of the outstanding capital stock of Foodpack Systems Ltd. in form satisfactory to the Purchaser and Lance.

14.2. In case any of the conditions set forth in paragraph 14.1 shall not be fulfilled and/or performed by the Vendors at or before the Closing Date to the reasonable satisfaction of the Purchaser, the Purchaser may rescind this Agreement by notice to the Vendors' Counsel and in such event the Purchaser shall be released from all obligations hereunder and, unless the Purchaser can show that the condition or conditions for the non-performance of which the Purchaser has rescinded such agreement are reasonably capable of being performed or caused to be performed by the Vendors, then the Vendors shall also be released from all obligations hereunder; provided that any of the said conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of the non-fulfilment of any other condition or conditions, any such waiver to be binding on the Purchaser only if the same is in writing.

14.3. The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors to be fulfilled and/or performed at or prior to the Time of Closing:

         (i) The covenants, representations and warranties of the Purchaser and Lance contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Vendors pursuant hereto shall be true and correct on the date hereof and on and as of the Closing Date with the same force and effect as though such covenants, representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate or document is given, and the Vendors shall have received at the Time of Closing a certificate dated the Closing Date, in form satisfactory to the Vendors' Counsel, signed under seal by the Purchaser and Lance to the effect that such covenants, representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the covenants, representations and warranties contained in Article 9 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement or in the certificate under this clause 14.3(i) which covenants, representations and warranties shall continue in full force and effect as provided in Article 11.

         (ii) The Purchaser and Lance shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

         (iii) The Corporation or the Purchaser, as the case may be, shall have entered into employment agreements with Messrs. Blair, Linkletter and Tamming in accordance with Article 13 hereof.

         (iv) Canadian Imperial Bank of Commerce shall have agreed to (A) provide such temporary financing to the Corporation or Amalco (which financing may exceed the Corporation's present line of credit with such bank) as may be required to permit the Corporation or Amalco to make any and all payments required by Schedule "E" prior to the Time of Closing and (B) release Messrs. James D. Blair, A. Gordon Linkletter and John Tamming from any guarantees, assignments and postponements of claims or other covenants or security given by all or any of them in support of the Corporation's line of credit with such bank.

         (v) Prior to the Effective Date, the Purchaser or Lance shall have entered into an agreement of purchase and sale with Foodpack Holdings Ltd. for the purchase of all of the outstanding capital stock of Foodpack Systems Ltd. in form satisfactory to the Vendors.

         (vi) Prior to the Closing Date, the Purchaser and Lance shall have entered into a Deferred Notes Agreement with the holders of the Deferred Notes containing terms and conditions which are satisfactory to them and which are no less favourable to them than the terms and conditions contained in Lance's bank credit facility (save that the Deferred Notes will be non-interest bearing). The said Deferred Notes Agreement with the holders of the Deferred Notes will:

                           (A) require Lance, at a minimum, to have a minimum interest coverage (EBIT to interest) of 2.5 to 1, increasing to 3.0 to 1for the 4th and 5th years and a maximum leverage ratio (Debt to EBITDA) of 3 to 1, decreasing to 2.5 to 1 for the 4th and 5th years;

                           (B) provide that if an event of default occurs under the Deferred Notes Agreement or Lance's or the Purchaser's bank credit facility or both, the debts evidenced by the Deferred Notes shall become immediately due and payable provided, however, that if the Deferred Notes become due and payable prior to the fifth anniversary of the Effective Date, then, in lieu of payment, the Purchaser may provide the holders of the Deferred Notes with irrevocable letters of credit for the outstanding balances of such notes issued by a nationally recognized bank or banks in Canada or the United States which letters of credit shall be payable on the fifth anniversary of the Effective Date;

                           (C) require the Deferred Notes to be paid in full on the fifth anniversary of the Effective Date and permit them to be paid before then; and

                           (D) until such time as Lance enters into an agreement with one of its banks setting out the terms of one of its long term bank credit facilities, not permit any creditor of Lance, the Purchaser or the Corporation to hold security over any of the assets of Lance, the Purchaser or the Corporation except that a minor amount of assets of Lance, the Purchaser or the Corporation may be subject to purchase money security interests in favour of the seller of such assets to Lance, the Purchaser or the Corporation.

                           The Purchaser's bank credit facility will permit the Deferred Notes to be paid in full on or before the fifth anniversary of the Effective Date and, if it becomes necessary for the holders of the Deferred Notes to take enforcement proceedings against the Purchaser for any reason, will permit the claims of the holders of the Deferred Notes against the Purchaser to rank pari passu with those of the Purchaser's bank or banks.

                           Lance's bank credit facility will permit the Deferred Notes to be paid in full on or before the fifth anniversary of the Effective Date and, if it becomes necessary for the holders of the Deferred Notes to take enforcement proceedings against Lance for any reason, will permit the claims of the holders of the Deferred Notes against Lance to rank pari passu with those of Lance's bank or banks.

14.4. In case any of the conditions set forth in paragraph 14.3 shall not be fulfilled and/or performed by the Purchaser or Lance at or before the Closing Date to the reasonable satisfaction of the Vendors, the Vendors may rescind this Agreement by notice to Lance and in such event the Vendors shall be released from all obligations hereunder and, unless the Vendors can show that the condition or conditions for the non-performance of which the Vendors have rescinded such agreement are reasonably capable of being performed or caused to be performed by the Purchaser and Lance, then the Purchaser and Lance shall also be released from all obligations hereunder provided that any of the said conditions may be waived in whole or in part by the Vendors without prejudice to their rights of rescission in the event of the non-fulfilment of any other condition or conditions, any such waiver to be binding on the Vendors only if the same is in writing.

ARTICLE 15. - CLOSING ARRANGEMENTS

15.1. The closing shall take place on the Closing Date at the Place of Closing.

15.2. The Unanimous Shareholder Agreement shall be terminated at or prior to the Time of Closing.

15.3. Unless the parties hereto agree otherwise, on or before the Effective Date, the Vendors shall cause the Corporation to pay:

         (i)      all unpaid loans to Messrs. Blair, Linkletter and Tamming;

         (ii) all other debts owed by the Corporation to the Vendors and persons related to the Vendors, but excluding any accrued salaries and employment benefits payable to the Vendors in the ordinary course of their employment; and

         (iii) all debts, if any, owed by the Holding Corporations to any person.

15.4. Not less than 72 hours prior to the Time of Closing, Mr. Blair shall prepare and provide to Lance his calculation of or his reasonable estimate of:

         (i) all items required to calculate the Estimated Purchase Price including the Effective Date Working Capital and the Effective Date Gross Fixed Asset Amount; and

         (ii)     the Purchase Price (the "Estimated Purchase Price").

15.5. On the Closing Date, upon fulfilment of all the conditions set out in Article 14 which have not been waived in writing by the party or parties entitled to benefit therefrom, except as otherwise provided in Schedule "E" hereof, the Vendors shall deliver to the Purchaser certificates respecting all the Purchased Shares duly endorsed in blank for transfer and will cause transfers of such shares to be duly and regularly recorded in the name of the Purchaser whereupon, subject to all other terms and conditions hereof being complied with, payment of the Estimated Purchase Price (determined in accordance with paragraph 15.4) shall be paid and satisfied in the manner provided in
Article 3.

15.6. If the Closing Date is delayed for any reason (other than as a result of actions by the Vendors or any failure by the Vendors to perform their obligations hereunder in which event the period during which such actions or failure continues shall be excluded from the eleven day period and from the period during which interest is charged so that the closing of the within transaction does not take place on or before the eleventh (11th) day following the Effective Date or if the Purchaser fails to deliver a draft of the Deferred Notes Agreement referred to in clause 14.3 (vi), in form reasonably acceptable to the Vendors, to the Vendors' Counsel by 10:00 a.m. on April 12th, 1999 resulting in a delay in the Closing Date, the Estimated Purchase Price (other than the Deferred Consideration) shall bear interest at the prime commercial lending rate of Canadian Imperial Bank of Commerce on the Effective Date from April 14th, 1999 to the Closing Date. Such interest shall be paid to the Vendors' Counsel by certified cheque or bank wire at the Time of Closing.

15.7. At the Time of Closing, the Vendors shall direct the Vendors' Counsel to retain $100,000 from the Purchase Price, such amount (the "Escrowed Amount") to be held in escrow by such counsel on the following terms:

         (i) The Vendors' Counsel shall be directed to invest the Escrowed Amount with a Canadian chartered bank on behalf of the parties until such time as the certificate described in paragraph 15.8 is delivered to it. Thereafter, the Vendors may direct the Vendors' Counsel to release from escrow the Escrowed Funds not payable to the Purchaser but only to the extent that the Escrowed Funds exceed accounts receivable outstanding on the Effective Date which remain unpaid at that time.

         (ii) The Vendors shall be entitled to all interest earned on the Escrowed Amount.

15.8. Following the completion of this transaction, the Purchaser, at its own expense, shall cause:

         (i) the Corporation to prepare audited financial statements (including a physical inventory count) for the period ended on the Effective Date within two months following the Closing Date; and

         (ii) The Corporation to prepare, on or before August 15, 1999, a calculation of the Purchase Price (the "Revised Purchase Price") adjusted for Receivables which are not paid by July 31, 1999, any other adjustments based on the audited financial statements as of the Effective Date referred to in clause 15.8(i) above and, if the Certificates of Approval have not been obtained, an amount equal to the Purchaser's reasonable estimate of the remaining cost of obtaining the Certificates of Approval.

If the said calculation is acceptable to the Vendors and the Purchaser, the Vendors and the Purchaser shall both execute a certificate which sets out the amount of the Revised Purchase Price for the purposes of this Agreement and deliver a copy of such certificate to the Vendors' Counsel.

If the amount of the Revised Purchase Price is not acceptable to both the Vendors and the Purchaser, such amount shall be determined by arbitration in accordance with Article 17. Following such determination, the Vendors shall deliver a certificate, executed by the arbitrator or arbitrators, setting out the Revised Purchase Price to the Vendors' Counsel.

If the Revised Purchase Price is less than the Estimated Purchase Price by more than $25,000, the Vendors shall forthwith direct the Vendors' Counsel to pay the difference to the Purchaser. If the Revised Purchase Price exceeds the Estimated Purchase Price by more than $25,000, the Purchaser shall forthwith pay the difference to the Vendors' Counsel in trust.

15.9. Jalor South Investments Limited shall deliver to the Purchaser a certificate under S.116 of the Income Tax Act with respect to the shares of Amalco owned by it in accordance with the provisions of Schedule "E" hereto.

15.10. The Purchaser shall give notice to the Director of Investments Under the Investment Canada Act (Canada) prior to the 30th day following the Closing Date in accordance with Section 12 of said Investment Canada Act.

15.11. The Corporation's books and records and all other property necessary to operate the Business shall be situate at 650 Colby Drive, Waterloo and 745 Southgate Drive at the Time of Closing.

15.12. At the Time of Closing the Vendors shall deliver resignations of such of Amalco's officers and directors as may be required by paragraph 8.7 of this Agreement.

15.13. At the Time of Closing, the Vendors shall deliver to the Purchaser a list of all the employees of the Corporation on the Effective Date such list to include each employee's rate of pay, date of hiring and date of birth.

ARTICLE 16. - SPECIAL COVENANTS
16.1. Following execution of this Agreement, the Vendors shall cause the management of the Corporation to:

         (i) promptly advise Lance of all actions and events affecting the Corporation which take place outside of the ordinary course of its business including, without limiting the generality of the foregoing, material claims being made by or against the Corporation for any reason, and the adoption of policies which affect the strategic direction of the Corporation;

         (ii) consult with Lance before making decisions concerning any such actions and events; and

         (iii) expeditiously apply for, and use its best efforts to obtain, Certificates of Approval.

16.2. Subject to the consent of Lance, not to be unreasonably withheld, the Vendors may cause the Corporation to pay a one-time bonus to certain of its employees (other than Messrs. James D. Blair, A. Gordon Linkletter and John Tamming) prior to the Closing Date. The aggregate amount of such bonuses shall not exceed $750,000.

16.3.    (a)      Lance hereby, as principal and not as surety,
unconditionally guarantees to the Vendors both jointly and severally full, prompt and complete performance by the Purchaser of all of the terms, covenants, conditions and obligations of the Purchaser contained in this Agreement and in any agreement or document delivered to any one or more of the Vendors pursuant to or in connection with this Agreement. This guarantee shall be, and is intended to be construed as, an absolute, continuing and unlimited guarantee of the Purchaser's obligations under this Agreement or any such agreement or document as the same may be modified or changed from time to time. Lance's liability as guarantor hereunder shall not in any manner be affected by any change or alteration in the terms, covenants, conditions or obligations of the Purchaser under this Agreement or any such agreement or document or any failure by the Vendors to enforce the same or to take any action with respect thereto. The Vendors shall not be required to proceed first against the Purchaser or any other persons, firm or corporation, or against any collateral or security held by the Vendors before resorting to Lance for performance of its obligations hereunder. Lance hereby waives the making of any demand for performance upon the Purchaser and the giving by the Vendors or the Purchaser of any notice to which Lance might otherwise be entitled by law.

         (b) Until all of the terms, covenants, conditions and obligations of the Purchaser under this Agreement and any agreement or document delivered pursuant to or in connection with this Agreement have been fully and completely performed by the Purchaser, Lance hereby unconditionally waives any right of subrogation and any right to enforce any remedy which any one or more of the Vendors now has or may hereafter have against the Purchaser and any right to participate in any security now or hereafter held by any one or more of the Vendors.

         (c) At the Time of Closing Lance shall guarantee the payment of the Deferred Consideration by the Purchaser at the times and in the manner required by this Agreement. Lance shall enter into a guarantee agreement with Jimco, Gordco, Johnco and Robco in the form annexed hereto as Schedule "W" (the "Guarantee Agreement").

16.4. Until all of the Deferred Consideration has been paid in full, the Purchaser shall furnish to Messrs. Blair, Linkletter and Tamming, (as trustees for the Vendors to whom the Deferred Consideration is payable) all financial statements and other reports prepared by Lance. The Vendors shall maintain the confidentiality of all such information, except as required to enforce their rights under this Agreement or their security for the payment of the Deferred Consideration.

16.5. Until the Deferred Consideration has been paid in full, the Purchaser will provide, or will cause the Corporation to provide, the employees of the Corporation with a compensation and benefits package which is comparable to the compensation and benefit package currently provided to such employees.

16.6. Until July 31, 2001, the Corporation shall continue to carry on the Business in the normal course and, if the Corporation should discontinue any significant part or parts of the Business which has the effect of reducing the Corporation's Contribution Margin for the fiscal years ending on or about July 31, 2000 and 2001 to less than $8,000,000 in either year, the provisions of clause 3.3(ii) of this Agreement shall cease to have any further force or effect and shall not result in a reduction in the Deferred Consideration for such year or years.

ARTICLE 17. - ARBITRATION
17.1.    (i)      If at any time during the continuance of this Agreement or after its termination any difference or questions shall arise among the parties as to the rights and liabilities of the parties or their representatives, or the construction, meaning and effect of this Agreement, or as to whether there has occurred a breach of a covenant, representation or warranty the said difference or question shall be referred to arbitration in accordance with the provisions of the Arbitrations Act R.S.O., 1990, as amended, and the decision of the arbitrator or arbitrators appointed pursuant thereto shall be final and binding upon all the parties. Each party agrees not to appeal any such decision.

         (ii) Whenever arbitration is permitted or required under this Agreement, unless the parties otherwise agree the matter in dispute shall be settled and determined in accordance with this paragraph. Either party may commence an arbitration by giving notice to the other of the matter to be determined by arbitration. The matter in dispute shall be determined by the award of one arbitrator who shall be appointed jointly by the parties hereto on or before the fifteenth (15th) day following the giving of such notice. If they fail to appoint such an arbitrator then the matter in dispute shall be determined by the award of three (3) arbitrators, or by majority of them, selected in the following manner. On or before the thirtieth
                  (30th) day following the giving of such notice each party shall each name one (1) arbitrator and the two (2) arbitrators thus chosen shall select a third arbitrator. If either party shall neglect or refuse to name its arbitrator on or before such thirtieth
                  (30th) day or to proceed with the said arbitration, the arbitrator named by the other party shall proceed with the arbitration and the award of such arbitrator shall be final and binding on all the parties. If the two arbitrators appointed by the parties hereto fail to agree upon a third arbitrator within ten (10) days after the appointment of the second of the two arbitrators, either party may, upon 7 days' written notice to the other party, apply to a Judge of the Ontario Court (General Division) as a persona designata to appoint such third arbitrator. If any arbitrator so appointed refuses to act, or is incapable of acting, or dies, a substitute for him may be appointed in the manner hereinbefore provided.

         (iii) The arbitrator or arbitrators so appointed shall have all the powers given by the Arbitrations Act, and may at any time and from time to time proceed in such manner as they may see fit on such notice as they may deem reasonable in the absence of either party if such party fails to attend. Each party shall pay its own costs and shall share equally the costs of the arbitration.

         (iv) The arbitrator or arbitrators so appointed may appoint an independent accountant, engineer, counsel or other expert to assist him or them with respect to any aspect of the arbitration and shall charge the cost of obtaining such assistance to the parties equally. The arbitrator or arbitrators may submit to such counsel questions, including disputed points of law, which arise in the course of the arbitration and may act upon the advice and opinions received from such counsel.

ARTICLE 18. - GENERAL MATTERS
18.1. The parties hereto shall co-operate with each other to the extent reasonably necessary in order to complete the transaction contemplated by this Agreement and to obtain all consents and approvals required to do so.

18.2. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

18.3. The Vendors covenant and agree with the Purchaser and Lance to indemnify and save them and the Purchased Corporations harmless from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for the Vendors or the Purchased Corporations in connection with the sale of the Purchased Shares.

18.4. No public announcement with respect to this Agreement shall be made by any party without the prior approval of any two of Messrs. James D. Blair, A Gordon Linkletter and John Tamming (on behalf of the Vendors) and Lance, all of whom must approve the form, content and timing of any such announcement. Nothing herein shall prevent Jalor South Investments Limited from providing a copy of this Agreement and such other information as Revenue Canada may require to Revenue Canada in support of its application for a certificate under S.116 of the Income Tax Act.

18.5. Any notice, direction or other instrument required or permitted to be given to any of the Vendors hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to each of Messrs. Blair, Linkletter, Tamming and Rice and to Jalor South Investments Limited at their respective addresses set out in Schedule "P" hereto with a copy to Vendors' Counsel at Suite 1050, 50 Queen Street North, Kitchener, Ontario N2H 6M2, Attention: Mr. T.R. Williston. Any notice, direction or other instrument required or permitted to be given to the Purchaser or Lance hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Purchaser and to Lance at P.O. Box 32368, Charlotte, North Carolina 28232 U.S.A., Attention: President with a copy to Kennedy Covington Lobdell & Hickman, L.L.P. Bank of America Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202-4006 U.S.A., Attention Mr. A. Zachary Smith III. Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed shall be deemed to have been given or made on the second business day following the day of which it was mailed. The Purchaser, Lance and any of the Vendors may change his or its address for service from time to time by notice given in accordance with the foregoing.

18.6.             Time shall be of the essence of this Agreement.

18.7. This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery and acceptance of this Agreement may be made by facsimile transmission.

18.8. This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

18.9. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

18.10. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

18.11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns but shall not be assignable by any of the parties hereto prior to the Time of Closing without the written consent of the other parties hereto.

18.12. References to gender and number shall be deemed to include references to gender and number required by the context.

18.13.            Each Vendor hereby appoints any two of James D. Blair, A.
Gordon Linkletter and John Tamming as his, her or its attorney-in-fact for such Vendor for the purpose of giving and receiving all notices and giving all consents and waivers under this Agreement.

                  IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED         )
  in the presence of                 )
                                     ) /s/ James D. Blair
                                       ----------------------------------------
                                     ) James D. Blair
                                     )
                                     )
                                     ) /s/ Lorna Blair
                                       ----------------------------------------
                                     ) Lorna Blair
                                     )
                                     )
                                     ) /s/ Hilary Blair
                                       ----------------------------------------
                                     ) Hilary Blair
                                     )
                                     )
                                     ) /s/ James D. Blair
                                       ----------------------------------------
                                     ) James D. Blair in trust for Douglas Blair
                                     )
                                     )
                                     ) /s/ James D. Blair
                                       ----------------------------------------
                                     ) James D. Blair on behalf of a corporation
                                     ) to be incorporated (Jimco)
                                     )
                                     ) Jalor South Investments Limited
                                     )
                                     )
                                     ) per: /s/ David Butler
                                            -----------------------------------
                                     )      David Butler - Director
                                     )
                                     )
                                     ) per: /s/ Elva Blair
                                            -----------------------------------
                                     )      Elva Blair - Director
                                     )
                                     )
                                     ) /s/ A. Gordon Linkletter
                                       ----------------------------------------
                                     ) A. Gordon Linkletter
                                     )
                                     )
                                     ) /s/ Bruce Linkletter
                                       ----------------------------------------
                                     ) Bruce Linkletter
                                     )
                                     )

                                     ) /s/ Anne Linkletter
                                       ----------------------------------------
                                     ) Anne Linkletter
                                     )
                                     ) Linkfam Investments Inc.
                                     )
                                     ) per: /s/ A. Gordon Linkletter
                                            -----------------------------------
                                     ) A. Gordon Linkletter - President
                                     )
                                     )
                                     ) /s/ A. Gordon Linkletter
                                       ----------------------------------------
                                     ) A. Gordon Linkletter on behalf of a
                                     ) corporation to be incorporated (Gordco)
                                     )
                                     )
                                     ) /s/ Robert Rice
                                       ----------------------------------------
                                     ) Robert Rice
                                     )
                                     )
                                     ) /s/ Linda Rice
                                       ----------------------------------------
                                     ) Linda Rice
                                     )
                                     )
                                     ) Ricefam Investments Inc.
                                     )
                                     )
                                     ) per: /s/ Robert Rice
                                            -----------------------------------
                                     )      Robert Rice - President
                                     )
                                     ) Adtani Investments Inc.
                                     )
                                     )
                                     ) per: /s/ Robert Rice
                                            -----------------------------------
                                     )      Robert Rice - President
                                     )
                                     ) /s/ Robert Rice
                                       ----------------------------------------
                                     ) Robert Rice on behalf of a corporation
                                     ) to be incorporated (Robco)
                                     )
                                     )
                                     ) /s/ John Tamming
                                       ----------------------------------------
                                     ) John Tamming
                                     )
                                     )
                                     )
                                     ) /s/ Manon DiFrancesco
                                       ----------------------------------------
                                     ) Manon (Tamming) DiFrancesco

                                     )
                                     ) Di-Tam Investments Inc.
                                     )
                                     )
                                     ) per: /s/ John Tamming
                                            -----------------------------------
                                     )      John Tamming - President
                                     )
                                     ) Mel-An Investments Inc.
                                     )
                                     ) per: /s/ John Tamming
                                            -----------------------------------
                                     )      John Tamming - President
                                     )
                                     )
                                     ) /s/ John Tamming
                                       ----------------------------------------
                                     ) John Tamming on behalf of a corporation
                                     ) to be incorporated (Johnco)
                                     )
                                     ) Lance, Inc.
                                     )
                                     ) per:  /s/ B. Clyde Preslar
                                             ----------------------------------
                                     )      B. Clyde Preslar, Vice President -
                                     )      Finance
                                     )
                                     )
                                     ) 1346242 Ontario Inc.
                                     )
                                     )
                                     ) per: /s/ B. Clyde Preslar
                                            -----------------------------------
                                     )      B. Clyde Preslar - Vice President
                                     )
                                     )